EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
To the Shareholders and Trustees of
Phoenix-Aberdeen Worldwide Opportunities Fund

In planning and performing our audit of the financial statements of Phoenix-Aberdeen Worldwide Opportunities Fund
(the "Fund") for the year ended June 30, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal controls, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2000.

This report is intended solely for the information and use of the Trustees, management, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 10, 2000



EXHIBIT B:
RESULTS OF SHAREHOLDER MEETING (Unaudited)

Special meetings of Shareholders of the Phoenix-Aberdeen
Worldwide Opportunities Fund were held on May 16, 2000 and
May 31, 2000 to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class B
   Shares

2. Approve a new Rule 12b-1 Distribution Plan for Class C
   Shares

On the record date for these meetings, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

Class of Shares                       Shares       Percentage
                                   outstanding     present by
                                                      proxy

Phoenix-Aberdeen Worldwide
Opportunities Fund Class B          1,801,789          50.25%

Phoenix-Aberdeen Worldwide
Opportunities Fund Class C            655,290          51.13%


NUMBER OF VOTES

                                    For     Against     Abstain

1. Approve a new Rule 12b-1
Distribution Plan for
Class B Shares                    812,546   31,032      61,808

2. Approve a new Rule 12b-1
Distribution Plan for
Class C Shares                    320,830    4,761       9,458